                                                                  EXHIBIT 10.11

                   AGREEMENT FOR SALE AND LICENSING OF ASSETS


             THIS AGREEMENT FOR SALE AND LICENSING OF ASSETS ("Agreement") is made and entered into as of this 26th day of January 1994, by and between AST RESEARCH, INC., a Delaware corporation ("Seller") and PENRIGHT! CORPORATION, a Delaware corporation ("Buyer").

                                 R E C I T A L

             Seller wishes to sell and license certain of its assets and Buyer wishes to purchase and license such assets on the terms hereinafter set forth.

             NOW, THEREFORE, in consideration of the mutual covenants herein contained, and subject to the terms hereinafter set forth, Buyer and Seller hereby agree as follows:

                                   ARTICLE 1.
                            SALE OF ASSETS; LICENSES

             1.1 SALE OF ASSETS. Seller hereby agrees to sell, assign and transfer to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, all right, title and interest of Seller in those Assets of Seller as defined and set forth in Section 1.2 hereof.

             1.2 DESCRIPTION OF ASSETS. The term "Assets" shall mean all of those assets specifically related to (i) Seller's PenRight! software business (the "PenRight! Business") and (ii) Seller's FieldNet software business (the "FieldNet Business"), in each case as described on Exhibit A and shall exclude the Patents to be licensed to Buyer hereunder as described in
Section 1.3.  The Assets shall include:

                     (a) INVENTORY. All inventory held for sale in the PenRight! Business (the "Inventory"), including the Inventory listed on Exhibit A, except to the extent disposed of in the ordinary course of business after the date hereof but prior to the Closing Date.

                     (b) OTHER PHYSICAL ASSETS. All other physical assets set forth on Exhibit A.

                     (c) INTELLECTUAL PROPERTY RIGHTS. All of the intangible and intellectual property associated with the (i) PenRight! Business Runtime Modules ("PRMs") and Software Development Kits ("SDKs") (the PRMs and the SDKs shall be known, collectively, as the "PenRight! Software") and (ii) the software code associated with the FieldNet Business (the "FieldNet Software") (including all trade secret information, vendor lists, molds, designs, drawings, specifications, copyrights, trademarks, inventions and processes, materials and technological know-how and other proprietary information related thereto that Seller developed or acquired which specifically relate to, and only to, either the PenRight! Business or the FieldNet Business (collectively, the "Intellectual Property Rights") and to no other business of Seller. The Intellectual Property Rights shall include, but not be limited to, those relating to the technical information described on Exhibit

A and the trademarks listed on Exhibit A. The parties hereby expressly acknowledge that the Intellectual Property Rights defined herein shall not include any patents, patent applications, divisions, continuations, continuations-in-part, substitutions, reissues, extensions or foreign counterparts thereof owned by Seller, irrespective of whether or not they relate to the technical information listed on Exhibit A.

                     (d) CONTRACT RIGHTS. All rights and interests of Seller to those pending or executory contracts listed on Exhibit C.

             1.3 LICENSE TO BUYER. Effective upon the Closing Date, Seller hereby grants to Buyer, upon the terms and conditions herein specified, a world-wide, non-exclusive, fully-paid up, perpetual license under the patents and patent applications listed on Exhibit B and foreign patents based thereon solely for use in connection with the manufacture, use, sale, distribution and marketing of PenRight! Software and FieldNet Software, as the case may be. Except in accordance with Section 8.2 hereof, the licensed rights to use such patents and patent applications listed on Exhibit B may not be transferred, assigned or sublicensed, whether voluntarily or by operation of law, without the prior written consent of Seller.

             1.4 LICENSE TO SELLER. Effective upon the Closing Date, Buyer hereby grants to Seller, upon the terms and conditions herein specified, a world-wide, non-exclusive, fully-paid up, perpetual license for the PenRight! Software in connection with the manufacture, use, sale, distribution and marketing of any of Seller's products. Except in accordance with Section 8.2 hereof, Seller's license for the PenRight! Software may not be transferred, assigned or sublicensed, whether voluntarily or by operation of law, without the prior written consent of Buyer. Seller acknowledges that in the event that after the Closing Date there are any Derivations (as defined in Section 2.3(a)) to the PenRight! Software, Buyer shall have exclusive rights to any and all such Derivations; provided, however, Buyer agrees to promptly notify Seller of the availability of any such Derivations and to license any and all such Derivations to Seller at a rate, subject to applicable law, which is equal to the price at which Buyer sells any such Derivations to its most favored customer. Subject to applicable law, Buyer hereby agrees to grant to Seller a license or licenses to the FieldNet Software, and any Derivations thereof, on terms at least as favorable as that which Buyer sells or licenses the FieldNet Software to its most favored customers on like terms and for like quantities.

             In connection with the foregoing license, Buyer agrees to provide Seller with one (1) master copy of the PenRight! Software, documentation and user guide which may be reproduced by Seller; any additional copies of the PenRight! Software documentation, and user guide shall be provided to Seller at Buyer's cost.

             The foregoing license shall not be construed to permit Seller to sublicense the PenRight! Software or any Derivations thereof to other software or hardware manufacturing companies or resellers but shall extend only to use by end users of Seller's products.

                                   ARTICLE 2.
                                 CONSIDERATION

             2.1 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") to be paid by Buyer to Seller as consideration for the Assets shall be $200,000 plus the Agreed Upon Value of Physical Assets (as defined hereinbelow in this Section 2.1). Buyer shall also pay royalties as set forth in Section 2.3 below (the "Royalties"). The "Agreed Upon Value of Physical Assets" shall mean an agreed upon dollar amount of the value of all physical assets sold hereunder and listed on Exhibit A as computed by Seller, including the book value of the Inventory on the Closing Date as computed by Seller pursuant to the taking of a physical inventory as of the Closing Date and delivered to Buyer at the Closing pursuant to Section 6.1 hereof.

             2.2 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price to Seller on the Closing Date by check or wire transfer.

             2.3     ROYALTIES.

                     (a) PENRIGHT! ROYALTIES. In addition to the Purchase Price, Buyer shall pay to Seller, pursuant to the terms hereof the aggregate of
(i) ten percent (10%) of the Net Sales (as defined in Section 2.3(d) below) of all SDKs (including all upgrades, revisions, enhancements, new versions, conversions and derivations thereof (collectively, the "Derivations")) sold, licensed, leased or otherwise disposed of by Buyer and (ii) the greater of (a) ten percent (10%) of the Net Sales of all PRMs and any Derivations thereof sold, licensed, leased or otherwise disposed of by Buyer (not to exceed a maximum of $5.00 for each PRM and any Derivation thereof) or (b) $2.50 for each PRM and any Derivation thereof sold, licensed, leased or otherwise disposed of by Buyer. Royalties shall be payable under this Section 2.3(a) from and after the Closing until the total Royalties paid under this Section 2.3(a) have aggregated $1,000,000 (the "Royalty Period"); provided, however, the parties acknowledge that Royalties on Net Sales in the Territory of Asia (as defined in this Section 2.3(a)) shall not be subject to or included in such $1,000,000 limitation but shall continue at the specified rate for a period of four (4) full years following the Closing Date. Royalties shall be paid for Net Sales of SDKs and PRMs, and any Derivations thereof, in the Territory of Asia to a maximum of four years following the Closing Date. The Territory of Asia shall include, without limitation, the following countries: Bhutan, Brunei, Hong Kong, Indonesia, Japan, Kampuchea, Laos, Malaysia, Myanmar, Nepal, North Korea, Peoples Republic of China, Philippines, Republic of China (Taiwan), Singapore, South Korea, Thailand and Vietnam. All Royalties shall be paid based on the location of the end-user of the SDK, PRM, or Derivation thereof, and (i) end-user shall include a user that, for resale or otherwise, installs or integrates the SDK, PRM, or Derivation thereof, into, or otherwise utilizes the same as a component of, any other product or system, and (ii) the location of the end-user shall be the location at which the SDK, PRM, or Derivation thereof, is first utilized by the end-user in the manner that constitutes the end use. Royalties shall be payable at the conclusion of each calendar quarter in which Buyer has sold SDKs and any Derivations thereof or PRMs and any Derivations thereof. All Royalties due and owing under this Section 2.3(a) shall be separate and apart from, and in addition to, the Royalties due and owing under Section 2.3(b).

                     (b) FIELDNET ROYALTIES. In addition to the Purchase Price, Buyer shall pay to Seller pursuant to the terms hereof seven and one-half percent (7 1/2%) of the Net Sales of all FieldNet Software and any programs which incorporate FieldNet Software, including, all

Derivations thereof, sold, licensed, leased or otherwise disposed of by Buyer. In the event Buyer uses the FieldNet Software or any Derivations thereof as the basis for any products, or sells FieldNet Software or any Derivations thereof (or portions thereof) in combination or for inclusion with products, the Net Sales for purposes of the Royalties payable hereunder shall be allocated between the FieldNet Software acquired hereunder and the products added by Buyer based upon the relative value of the FieldNet Software as determined in good faith between Buyer and Seller. In all cases such allocations shall be set forth on the reports delivered pursuant to Section 2.3(c). Royalties shall be payable under this Section 2.3(b) from and after the Closing until the total Royalties paid under this Section 2.3(b) have aggregated $1,000,000. Royalties shall be payable at the conclusion of each calendar quarter in which Buyer has sold FieldNet Software or any products incorporating FieldNet Software, and any Derivations thereof. All Royalties due and owing under this Section 2.3(b) shall be separate and apart from, and in addition to, those Royalties due and owing under Section 2.3(a).

                     (c) REPORTS AND PAYMENTS. Buyer shall keep complete and accurate records of the Net Sales of all sales of SDKs, PRMs, FieldNet Software and products incorporating FieldNet Software, and any Derivations thereof with respect to which Royalties are due hereunder for a period of three
(3) years following the year in which the sales were made. Thirty (30) days following the close of each calendar quarter, Buyer shall submit to Seller a written report setting forth its sales of SDKs, PRMs, FieldNet Software and products incorporating FieldNet Software, and any Derivations thereof, the Net Sales of such products and a calculation of the amount of Royalties due Seller for such calendar quarter. Each report shall be accompanied by a cash payment of the Royalties then due. The report and payment for the first quarter for which Royalties are due shall include any sales of SDKs, PRMs, FieldNet Software and products incorporating FieldNet Software, and any Derivations thereof, prior to such quarter. After each fiscal year in which Royalties are due, Buyer shall provide to Seller a certification from Buyer's Chief Financial Officer as to the Net Sales and Royalties for such year. Within ninety (90) days of Seller's receipt of such certification, Seller may designate an independent public accountant, to which Buyer has no reasonable objection, to review the foregoing records to verify the accuracy of the Royalty payments made with respect to such fiscal year. Such review shall be at Seller's expense unless the review establishes underpayment of five percent (5%) or more of amounts due to Seller, in which case Buyer shall reimburse Seller for the costs of the review. If Seller does not designate an accountant, the certification of Buyer's Chief Financial Officer shall be binding on Seller as against Buyer except in the case of a knowing failure to pay Royalties by Buyer.

                     (d) NET SALES. For purposes hereof, the term "Net Sales" shall mean the gross amount actually invoiced by Buyer for SDKs and any Derivations thereof, PRMs and any Derivations thereof or FieldNet Software and any products incorporating FieldNet Software and any Derivations thereof, sold, licensed, leased or otherwise disposed of by Buyer and shall not include (1) transportation charges or allowances, if any, included in the price; (2) trade, quantity or cash discounts and third-party broker's or agent's commissions, if any, allowed or paid; (3) any tax (other than income tax), duty or other governmental charge upon the production, sale, transportation, delivery or use of the SDKs, PRMs or FieldNet Software and included in such amount. Net Sales shall also include all fees, payments or revenues in any form derived by Buyer (including fees that would previously have been payable by Buyer to Seller under any prior agreements between such parties) from the rights and assets transferred in this Agreement. All Net Sales pursuant to which Royalties shall be payable under Section 2.3(a) shall be attributable to SDKs unless otherwise expressly classified as attributable to PRMs.

             In the event Buyer uses SDKs or any Derivations thereof or PRMs or any Derivations thereof or the Intellectual Property Rights as the basis for other products, or sells SDKs or any Derivations thereof or PRMs or any Derivations thereof (or portions thereof) in combination or for inclusion with other products, the Net Sales for purposes of the Royalties payable hereunder shall be allocated between the SDKs and PRMs as acquired hereunder and the other products added by Buyer based upon the relative value of the SDK or PRM or Intellectual Property Rights as determined in good faith between Buyer and Seller. In all cases such allocations shall be set forth on the reports delivered under Section 2.3(c).

                                   ARTICLE 3.
                     ASSUMPTION OF CONTRACTUAL OBLIGATIONS

             As of the Closing Date, Buyer hereby assumes and agrees to perform and discharge all of Seller's obligations, liabilities, commitments and undertakings with respect to those contracts set forth on Exhibit C (the "Assumed Contracts"). Specifically, and without limitation, Buyer hereby agrees to perform all future activities required under the Assumed Contracts, including warranty support for all PenRight! Software previously distributed by Seller, Tandy or GRiD. Except with respect to the Assumed Contracts, it is expressly understood and agreed that Buyer is not assuming and shall not assume or be liable for any of the debts, obligations or liabilities of Seller or the PenRight! Business or the FieldNet Business of any kind and nature whatsoever for activities prior to the Closing Date, including, but not limited to, any tax, warranty or product liabilities, liabilities to employees or former employees of Seller, liabilities with respect to personal injury or property damage claims, liabilities for patent infringement, or other claims arising out of or in connection with any sale or other event. Buyer agrees to solicit and use its best reasonable efforts to obtain the consent from all third parties, as may be required, for Buyer's assumption of such Assumed Contracts and in any case to perform or tender performance of all actions required under such Assumed Contracts even should such consents not be obtained; provided, however, in the event that Buyer is unable to obtain any such consents or tender any such performance, Buyer shall act as agent of Seller (subject to the limitations set forth in Section 7.3(c)) in performing all obligations of Seller under such Assumed Contracts. Seller shall cooperate with Buyer at Buyer's request in obtaining such consents.

                                   ARTICLE 4.
                                    CLOSING

             4.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement shall be held at 1:00 p.m. on January 27, 1994 (the "Closing Date") at the offices of Stradling, Yocca, Carlson & Rauth at 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, or at such other place, time or date as the parties hereto shall agree.

             4.2 TRANSFER OF TITLE AND POSSESSION OF THE ASSETS. Title to and physical possession of the Assets shall be transferred to Buyer, and assumption of certain contractual obligations shall be undertaken by Buyer, on the Closing Date, and shall be effectuated by execution and delivery of a Bill of Sale substantially in the form attached hereto as Annex I and of an Assumption of Liabilities substantially in the form attached hereto as Annex II, and a Trademark Assignment attached hereto as Annex III.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES

             5.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants that:

                     (a) ORGANIZATION AND AUTHORITY OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has full corporate power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all proper and requisite corporate proceedings, and will not contravene any provision of law or conflict with or breach or constitute any default under any indenture, agreement or instrument to which Seller is a party or by which it or the Assets is bound, or require the consent, approval or authorization of any governmental agency or any third party, except for the third parties party to the Assumed Contracts.

                     (b) TITLE TO ASSETS. Seller has good and marketable title to all of the Assets free and clear of any mortgage, lien, pledge, charge or encumbrance and upon payment of the Purchase Price by Buyer, Buyer shall take such Assets free and clear of any mortgage, lien, pledge, charge or encumbrance except as may be created by Buyer and except as may be contained in the Assumed Contracts. There exists no condition, restriction or reservation known to Seller affecting the utility of the Assets which would prevent Buyer from using the Assets, as previously used by Seller, except as has been disclosed to Buyer by Seller.

             Except as set forth in Section 5.1(b), Seller makes no representations or warranties as to the Assets or the condition of the Assets and Buyer acknowledges that the Assets will be transferred on an "as-is" basis. SELLER EXPRESSLY DOES NOT WARRANT, AND DISCLAIMS, ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER EXPRESSLY DISCLAIMS ANY WARRANTY OF NON-INFRINGEMENT. Except as has been disclosed to Buyer otherwise, notwithstanding the foregoing, Seller represents and warrants to Buyer that to the best of Seller's current actual knowledge, Seller is not aware of any notice, oral or written, from any person claiming that the PenRight! Software, the FieldNet Software or the other Assets infringe upon the intellectual property rights of any other person; nor does Seller have actual current knowledge of any basis for such claim. For purposes of the foregoing representations, the parties hereby expressly acknowledge that the qualification "to our current actual knowledge" is intended to indicate that no information has come to the attention of those employees of Seller who have had direct involvement in the negotiation and execution of this Agreement that would give them current actual knowledge of the inaccuracy of such statement Buyer hereby acknowledges that it has expertise in the field of computer software, that it has inspected and evaluated and investigated the PenRight! Software, and the FieldNet Software and makes this acquisition with full knowledge of the risks of performance problems with the software and infringement of third parties thereon.

                     (c) ASSUMED CONTRACTS. Seller represents and warrants to Buyer that to the best of Seller's current actual knowledge none of the parties to any of the Assumed Contracts has given Seller notice, oral or written, that Seller is in default of its obligations under any of the Assumed Contracts. To the best of Seller's current actual knowledge, information and belief none of the parties to the Assumed Contracts, other than Seller, is in default of their respective obligations thereunder. For purposes of the foregoing representations, the parties hereby expressly acknowledge that the qualification "to our current actual knowledge" is intended to indicate that no information has come to the attention of those employees of Seller who have had direct involvement in the negotiation and execution of this Agreement that would give them current actual knowledge of the inaccuracy of such statement.

             5.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants that:

                     (a) ORGANIZATION AND AUTHORITY OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all proper and requisite corporate proceedings, and will not contravene any provision of law or conflict with or breach or constitute any default under any indenture, agreement or instrument to which Buyer is a party or by which it is bound, or require the consent, approval or authorization of any governmental agency or any third party.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

             6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations of Buyer in this Agreement are subject to and shall be conditioned upon the satisfaction (or waiver in writing by Buyer), on or prior to the Closing Date, of each of the following conditions:

                     (a) All representations and warranties by Seller in this Agreement shall be true in all material respects on and as of the Closing Date as though made at that time.

                     (b) Seller shall have performed in all material respects all obligations and agreements contained herein to be performed or complied with at or prior to the Closing Date.

                     (c) Seller shall have computed the Agreed Upon Value of Physical Assets and delivered a certificate to Buyer setting forth the same.

                     (d) Buyer, and its representatives, shall have concluded such due diligence investigations of Seller and the Assets as Buyer deems reasonably appropriate and the results thereof shall have been acceptable to Buyer.

                     (e) All Assets shall have been released from any preexisting liens or security interests except as has been disclosed to and approved by Buyer.

                     (f) Seller shall have entered into a confidentiality agreement with respect to the PenRight! Software and FieldNet Software as shall be reasonably acceptable to Buyer.

             6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. All obligations of Seller in this Agreement are subject to and shall be conditioned upon the satisfaction (or waiver in writing by Seller), on or prior to the Closing Date, of each of the following conditions:

                     (a) All representations and warranties by Buyer in this Agreement shall be true in all material respects on and as of the Closing Date as though made at that time.

                     (b) Buyer shall have performed in all material respects all obligations and agreements contained herein to be performed or complied with at or prior to the Closing Date.

                                   ARTICLE 7.
                         COVENANTS OF BUYER AND SELLER

             7.1 ACCESS TO PROPERTIES. Seller agrees that Buyer, by representatives designated by Buyer, shall have the right to examine the Assets and the records and books of Seller insofar as they relate to the PenRight! Business or the FieldNet Business, during normal business hours at anytime prior to the Closing. Buyer agrees not to divulge or use any confidential information that Buyer may become aware of during the course of such examination except as permitted under this Agreement subsequent to Closing.

             7.2 CONDUCT OF BUSINESS. Seller agrees that, during the period from the date hereof to the Closing Date, Seller shall not transfer or encumber or permit to be transferred or encumbered the Assets, except as has been disclosed to and approved by Buyer.

             7.3     INDEMNIFICATION; AGENCY.

                     (a) Seller shall indemnify, defend and hold harmless Buyer against and in respect of any and all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties and reasonable attorneys' fees, suffered or incurred by Buyer which arise, result from or relate to any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement or which arise, result from or relate to any liability or obligation of Seller for the conduct of the PenRight! Business or the FieldNet Business prior to the Closing Date, including, but not limited to, any tax, warranty or product liabilities, liabilities to employees or former employees of Seller, liabilities with respect to personal injury or property damage claims, liabilities for patent infringement or other claims arising out of or in connection with any sale or other event.

                     (b) Buyer shall indemnify, defend and hold harmless Seller against and in respect of any and all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties and reasonable attorneys' fees, suffered or incurred by Seller which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants, including Buyer's obligation to assume and perform all of Seller's obligations under the Assumed Contracts, or agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement or which arise, result from or relate to any liability or obligation of Buyer for the conduct of the PenRight! Business or the FieldNet Business after the Closing Date, including, but not limited to, any tax, warranty or product liabilities, liabilities to employees or former employees of Seller, liabilities with respect to personal injury or property damage claims, liabilities for patent infringement or other claims arising out of or in connection with any sale or other event or for Buyer's obligations under Section 7.3(c) (except to the extent such claim arises from the breach by Seller of any representation, warranty, covenant or agreement herein).

                     (c) In the event that Buyer acts as agent of Seller in the limited scope as set forth in Article 3 hereof, Buyer agrees that it shall have no authority to assume or to create any debt, obligation or liability in the name or on behalf of Seller, nor shall Buyer make any representations of any kind or nature with respect to Seller. In this connection, Buyer shall comply with all applicable laws, statutes, regulations and treaties relating to the obligations of Seller under the Assumed Contracts and the performance of its duties thereunder. Without obtaining Seller's prior written consent, Buyer shall not (i) use Seller's trade names or trademarks or any names or marks closely resembling the same as part of Buyer's corporate or business name or in any other manner which Seller in its discretion may consider misleading or otherwise objectionable; or (ii) cause the trade names or trademarks of Seller to be listed in the telephone directory or in any other general publication or on any stationery, calling cards or other material.

             The parties agree that the relationship of Seller and Buyer is that of principal and independent contractor and that Buyer shall be deemed at all times during the term of this Agreement to be an independent contractor. Nothing herein shall be deemed to create the relationship of partnership, association, or joint venture of any nature whatsoever. Except as expressly provided herein, this Agreement shall not confer to Buyer any right or authority to obligate Seller in any way or to cause Seller to accept or deliver any order.

             7.4 SALES TAX. Buyer shall pay all sales taxes arising out of the transfer of the Assets. Seller shall pay its portion, prorated as of the Closing Date, of state and local personal property taxes relating to the Assets.

                                   ARTICLE 8.
                                 MISCELLANEOUS

             8.1 BEARING OF EXPENSES. Each party shall bear and pay all legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement. Buyer and Seller represent to the other that no broker's or finder's commission is payable to any person or entity in connection with the transactions covered by this Agreement.

             8.2 ASSIGNABILITY; PARTIES IN INTEREST. This Agreement is not assignable by either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any person or entity which controls, is controlled by or is under common control with the assigning party, or to any corporation resulting from the merger or consolidation with the assigning party, or to any person or entity which acquires the assigning party or any division or subsidiary of the assigning party to which this Agreement was previously assigned, and such assignee shall assume, in full, the obligations of the assigning party under this Agreement. The sale or transfer of the PenRight! Business or the FieldNet Business shall be deemed an assignment hereunder. Subject to the foregoing, this Agreement shall bind the parties and their respective successors and assigns. The provisions contained herein are and shall be for the exclusive and sole benefit of the parties hereto, and nothing herein, express or implied, is intended or shall be construed to confer upon or to give any person, corporation or other entity, other than the parties hereto (or any successor to any of such parties) any right, remedy or claim, legal or equitable, under or by reason of this Agreement.

             8.3 FURTHER ACTION. After the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments, and take or cause to be taken all such other action as may be reasonably necessary or desirable in order to more fully and effectively carry out the purposes of this Agreement.

             8.4 NOTICES. All notices and communications pursuant to this Agreement by any of the parties hereto to the other parties shall be in writing, and shall be deemed given three (3) days after being duly mailed by registered mail, or on receipt if personally delivered or transmitted via facsimile (with confirmation via mail), as follows:

                 (a)      If to Seller:

                          AST Research, Inc.
                          16215 Alton Parkway
                          Irvine, California  92718
                          Attention:  Mr. Bill King, Director of Contracts
                          Telephone:  (714) 727-7778
                          Facsimile:  (714) 727-8581

                 (b)      If to Buyer:

                          PenRight! Corporation
                          3330 West Market Street
                          Akron, Ohio,  44333
                          Attention:  President
                          Facsimile:  (216) 869-2240
                          with a copy to:

                          Goodman Weiss Freedman
                          100 Erieview Plaza
                          Cleveland, Ohio  44114
                          Attention:  John F. Ballard, Esq.
                          Facsimile:  (216) 363-5835

or to such other address as the parties may have advised each other in writing.

             8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

             8.6 GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

             8.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties with respect to the matters described herein and supersedes any and all other agreements between the parties with respect thereto.

             8.8 AMENDMENT AND WAIVER. The parties hereto may by mutual agreement amend this Agreement in any respect. Either party may extend the time for the performance of any of the obligations of the other or waive any representations, covenants or conditions obligating the other. The failure of any party to require the performance of any provision shall in no manner waive the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation, or warranty contained in this Agreement, shall be construed as a further or continuing waiver in other instances of any such condition or breach, or a waiver of any other condition, or breach.

             8.9 ARBITRATION. In the event of any dispute between the parties hereby regarding any provision of this Agreement or any right of any party hereto, such dispute shall be finally settled by binding arbitration in accordance with the then-current Commercial Rules of the American Arbitration Association. Each party shall select one (1) arbitrator and the arbitrators so selected shall select a third arbitrator. The decision of a majority of the arbitrators shall be final and binding upon the parties and may be enforced by any court having jurisdiction. The party deemed by the arbitrators to have prevailed shall be entitled to all costs and expenses, including reasonable attorneys' fees, incurred by it, such costs and expenses to be paid by the other party, who shall also pay the costs and expenses arising from the arbitration.

             8.10 CAPTIONS AND SUBHEADINGS. The captions and subheadings contained in this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

             8.11 SURVIVABILITY. All covenants of the parties hereto which are expressly intended hereunder to be performed in whole or in part after the Closing Date and all representations, warranties and indemnities by either party to the other, shall survive the Closing Date and be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

"Buyer"                                                "Seller"

PENRIGHT! CORPORATION                                  AST RESEARCH, INC.


By:                                                    By:
   --------------------------------------------
Its:                                                   Its:
    -------------------------------------------



TELXON CORPORATION, a Delaware corporation, hereby expressly agrees to guarantee and be fully liable for all obligations of Buyer under Articles 2 and 3 hereof.


TELXON CORPORATION


By:
   --------------------------------------------
Its:
    -------------------------------------------